EXHIBIT 23(d)

                      Consent of Independent Accountants

                    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of PP&L Resources, Inc. ("Resources") of our report dated February 3, 1997 appearing on page 41 of Resources' Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


          /s/ Price Waterhouse LLP
          Price Waterhouse LLP
          Philadelphia, Pennsylvania
          September 2, 1997